Exhibit 99.1

Pareteum Announces Third Quarter 2017 Financial Results

-	Exceeds analyst expectations with Q3 revenues of $3.5 M, up 10% Y-over-Y and 8% Q-over-Q
-	Record 36-month contractual revenue backlog is $114 M as of 10/31/17 up 90% over Q2
-	Approaching break-even in both EBITDA and net earnings
-	Achieved positive adjusted EBITDA for Q3 and year to date for the nine months ended September 30, 2017
-	Conference call to be held at 4:30 p.m. ET on November 13, 2017

NEW YORK, November 13, 2017 - Pareteum Corporation (NYSE American: TEUM) (“Pareteum” or the “Company”), the rapidly growing mobile Cloud Communications Platform company, today announced financial results for the third quarter ended September 30, 2017.

“We achieved record growth and efficiency results in the third quarter, as measured by several key performance indicators. Pareteum exceeded analysts’ expectations for revenues and practically reached break-even. Our strongest performance, a $114 million 36-month contractual revenue backlog at the end of October, points to the promise of our future, resulting from the value and success we deliver to our customers across the globe,” said Hal Turner, Pareteum’s Founder, Principal Executive Officer, and Board Chairman.

Third Quarter 2017 Financial Highlights:

•	Increased revenues to $3.5 million, up 10% over $3.2 million in Q3 2016 and up 8% sequentially from $3.2 million in Q2 2017.

•	Expanded gross margins to 77%, up from 72% in Q3 2016 and 71% in Q2 2017.

•	Reduced operating expenses to $5.0 million, down 59% from $12 million in Q3 2016. The reduction is driven by Pareteum’s company-wide restructuring program implemented throughout 2016 and by reducing cash operating costs, while increasing sequential revenues in 2017.

•	Narrowed operating loss by 83% to ($1.5) million in Q3 2017 compared to ($8.8) million in Q3 2016. Reduced loss from operations by 70% for the nine months ending September 30, 2017 to ($4.6) million from ($15.3) million in the year-ago period.

•	Improved adjusted EBITDA 109% to $603,000 from the negative adjusted EBITDA of ($6.9) million in Q3 2016 and increased 30% sequentially from $463,000 in Q2. For the nine months ending September 30, 2017 adjusted EBITDA similarly improved 109% to $869,000 and from ($9.9) million in the prior year period.

•	Nearing break even with EBITDA of ($35,000), an improvement of almost 100% from ($7.7) million in Q3 2016 and an 89% improvement sequentially from ($301,000) in Q2. EBITDA improved 88% for the nine months ending September 30, 2017 to ($1.5) million from ($12.0) million in the same period of 2016

•	Narrowed net loss per weighted common share by 92% to ($0.16) from ($1.90) in Q3 of 2016, providing a clear path to breakeven, as this pace continues.

Q3 2017 Key Metrics & Operational Highlights:

•	Achieved a record $114 million 36-month contractual revenue backlog as of October 31, 2017, an astonishing 393% compound annual growth rate (CAGR) over Q4 of 2016. These revenues are planned for accounting recognition, following SaaS accounting guidelines and mark a 57% increase over the $94 million 36-month contractual revenue backlog on September 30, 2017, and a 90% increase over the Q2 number of $60 million.

•	Signed over a dozen contracts, adding approximately $54 million to Pareteum’s 36-month contractual revenue backlog since the end of Q2. These contracts span across geographies including the U.S., Latin America, Europe, Africa, the Middle East and India, in the fastest growing application markets, including Internet of Things (IoT), application programming interfaces (APIs), and platforms.

•	$12 million raised through a firm commitment public offering that closed on November 9, 2017. Pareteum received net proceeds from the offering of approximately $10.7 million. This, plus two additional transactions increased pro forma shareholders’ equity to $10.4 million, thereby ensuring the Company will regain compliance with the NYSE listing standards. The Company granted the underwriters of the firm commitment offering a 45-day over-allotment option to purchase up to an additional 1,956,522 shares of common stock and/or warrants to purchase up to 978,261 shares of our common stock.

•	Increased revenue per employee to $222,139 in Q3, a CAGR of 373% since Pareteum started tracking revenue per employee in Q4 2015 when it was approximately $47,000. Year-over-year, revenue per employee is up 44% from $154,663 in Q3 of 2016 and quarter-over-quarter it is up 3% from $215,945 in Q2 of 2017.

•	Entered strategic alliance with Artilium plc, a leading London-based Mobile Virtual Network Enabler (MVNE) to jointly pursue new markets with joint products. The companies concluded a share exchange agreement

•	Executive and board appointments included Rob Mumby promoted to Chief Revenue Officer; Ali Davachi appointed as Chief Operating Officer and Chief Technology Officer; and Laura Thomas appointed as Independent Director and Chair of Audit Committee

•	Received the 2017 Communications Solutions Product of the Year Award for Mobile Networking Software and Services by TMC

•	Launched full featured 4G Broadband Services. The offering creates a dynamic opportunity attracting new subscribers while driving incremental recurring revenue for Pareteum

Conference Call Information:

Date:	Monday, November 13, 2017
Time:	4:30 p.m. ET
Domestic Dial-in Number:	1-800-239-9838
International Dial-in Number:	1-323-794-2551
U.K. Toll Free:	0800 279 7204
Live webcast:	http://public.viavid.com/index.php?id=127254

All interested participants should dial in approximately 5 to 10 minutes prior to the 4:30 p.m. EDT conference call and an operator will register your name and organization.

A replay of the call will be available approximately one hour after the end of the call through November 13, 2018, and can be accessed at http://public.viavid.com/index.php?id=127254.

About Pareteum Corporation:

The mission of Pareteum Corporation (NYSE American: TEUM) is to connect “every person and everything”. Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. By harnessing the value of communications, Pareteum serves retail, enterprise and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain and the Netherlands. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Contractual Revenue Backlog Definition:

Contractual revenue backlog is measured on a forward looking 36 month snapshot view monthly, and, is generated by each of the Company’s Managed Services, Global Mobility Cloud, and Application Exchange & Developer’s Platform customers. The Pareteum multi-year Software-as-a-Service agreements include service establishment and implementation fees, guaranteed minimum monthly recurring fees, as well as contractually scheduled subscribers, in some cases including subscriber usage, during the term of the agreement, and, their resulting monthly recurring revenue. There can be no assurances that we reach the total revenue backlog. The revenue backlog assumes timing of revenue recognition that may vary from actual results.

Discussion of Non-GAAP Financial Measures:

Pareteum’s management believes that the non-GAAP measures of (1) “EBITDA” and (2) “Adjusted EBITDA” enhance an investor’s understanding of Pareteum’s financial and operating performance by presenting (i) a focus on core operating performance and (ii) comparable financial results over various periods. Pareteum ’s management uses these financial measures for strategic decision making, forecasting future financial results and operating performance. The presentation of non-GAAP (“Generally Accepted Accounting Principles”) financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA Definition:

“EBITDA” is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is a non-GAAP measure defined by Pareteum as “EBITDA” excluding stock based compensation, restructuring charges, nonrecurring expenditures and certain software and non-cash adjustments made during the 2016 restructuring that are not applicable in 2017.

Shareholder Contact:

Ted O’Donnell

Chief Financial Officer

(212) 984-1096

InvestorRelations@pareteum.com

PARETEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands except for per share amounts)

	Three Month Period Ended		Nine Month Period Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

REVENUES	$3,499	$3,171	$9,533	$9,711

COST AND OPERATING EXPENSES
Cost of service	791	892	2,579	2,996
Product development	497	668	1,055	2,767
Sales and marketing	413	207	1,103	1,094
General and administrative	1,579	3,304	5,435	8,985
Restructuring charges	253	-	841	-
Depreciation and amortization	1,433	1,109	3,149	3,320
Impairment for assets held and used	-	851	-	851
Impairment of goodwill	-	3,229	-	3,229
Loss on sale of assets	-	1,747	-	1,747
Total cost and operating expenses	4,966	12,006	14,163	24,989

LOSS FROM OPERATIONS	(1,467)	(8,835)	(4,630)	(15,278)

Total other income (expense)	(694)	(4,195)	(234)	(4,870)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,162)	(13,030)	(4,864)	(20,148)
Provision for income taxes	148	8	81	28
NET LOSS	(2,309)	(13,038)	(4,945)	(20,175)

OTHER COMPREHENSIVE LOSS
Foreign currency translation (loss) gain	2	425	(9)	421
COMPREHENSIVE LOSS	$(2,307)	$(12,613)	$(4,954)	$(19,754)

Net loss per common share	$(0.16)	$(1.90)	$(0.41)	$(3.01)

Weighted average shares - basic	14,304,340	6,627,708	12,201,452	6,563,148

Non-GAAP Reconciliation	Three Month Period Ended		Nine Month Period Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

NET LOSS	$(2,309)	$(13,038)	$(4,945)	$(20,175)

Total interest & other income (expense)	694	4,195	234	4,870
Depreciation and amortization	1,433	1,109	3,149	3,320
Provision for income taxes	148	8	81	28

EBITDA	(35)	(7,727)	(1,481)	(11,958)

Restructuring costs	253	-	841	-
Stock based compensation	385	796	1,509	2,102
Software and non-cash based adjustments		-

Adjusted EBITDA	$603	$(6,931)	$869	$(9,856)

PARETEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands)

	September 30,	December 31,
	2017	2016

Cash and cash equivalents	$700	$931
Restricted cash	699	564
Accounts receivable	335	615
Prepaid expenses and other current assets	797	1,085
Total current assets	2,531	3,195
Total assets	10,283	13,045

Total current liabilities	10,283	13,293
Total liabilities	15,161	22,410
Total stockholders’ equity	(4,878)	(9,365)

PARETEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(In thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:	$(1,410)	$(1,707)
CASH FLOWS FROM INVESTING ACTIVITIES:	(538)	1,068
CASH FLOWS FROM FINANCING ACTIVITIES:	2,068	2,158
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(217)	(160)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(97)	1,359